Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Renee Campbell
Email:	renee.campbell@valmont.com
Date:	February 18, 2025

Valmont Reports Fourth Quarter and Full-Year 2024 Results

Full-Year Revenue of $4.08 Billion, Record Diluted Earnings Per Share of $17.19, and

Strong Operating Cash Flows of $573 Million

OMAHA, Neb.-- Valmont® Industries, Inc. (NYSE: VMI), a global leader that provides products and solutions to support vital infrastructure and advance agricultural productivity, today reported financial results for the fourth quarter and fiscal year ended December 28, 2024.

President and Chief Executive Officer Avner M. Applbaum commented, “The fourth quarter capped off an outstanding year for Valmont as we continued executing our strategy. Both our Infrastructure and Agriculture segments achieved sales growth, and we expanded consolidated operating profit margins year-over-year through strategic pricing, improved operational efficiencies, and disciplined cost management. I want to thank the entire Valmont team for their dedication and hard work in delivering these strong results.”

“Looking ahead to 2025, demand for our Infrastructure products and solutions will drive continued sales growth. In Agriculture, international sales, particularly large-scale projects, will help offset expected market softness in North America. Across both segments, we remain focused on commercial and operational excellence, leveraging our streamlined organization to deliver exceptional value to our customers and shareholders.”

Fourth Quarter 2024 Highlights (all metrics compared to Fourth Quarter 2023 unless otherwise noted)

●	Net sales increased 2.1% to $1.04 billion, compared to $1.02 billion
●	Operating income increased to $120.0 million or 11.6% of net sales, compared to $63.5 million or 6.3% of net sales ($100.2 million or 9.9% adjusted[1] in 2023)
●	Diluted earnings per share (“EPS”) increased to $3.84, compared to $1.38 ($3.18 adjusted[1] in 2023)
●	Operating cash flows increased 66.9% to $193.4 million, compared to $115.9 million
o	Cash and cash equivalents at the end of the fourth quarter were $164.3 million
●	Invested $25.6 million in capital expenditures and returned $27.0 million to shareholders through share repurchases and dividends
●	Moody's Ratings upgraded the Company's credit rating to Baa2

1Please see Reg G reconciliation to GAAP measures at end of document

Full Year 2024 Highlights (all metrics compared to Full Year 2023 unless otherwise noted)

●	Net sales decreased 2.4% to $4.08 billion, compared to $4.17 billion
o	Infrastructure sales of $3.0 billion were similar to prior year, while Agriculture sales declined 8.3%
●	Operating income increased to $524.6 million or 12.9% of net sales, compared to $291.6 million or 7.0% of net sales ($473.2 million or 11.3% adjusted[1] in 2023)
●	Diluted EPS increased to $17.19, compared to $6.78 ($14.98 adjusted[1] in 2023)
●	Operating cash flows meaningfully increased 86.7% to $572.7 million, compared to $306.8 million, driven by strong net earnings and effective working capital management
o	Free cash flow[1] increased 134.9% to $493.2 million, compared to $210.0 million
●	Invested $79.5 million in capital expenditures and returned $118.4 million to shareholders through share repurchases and dividends
●	Deployed $393.0 million to fully repay the revolving credit facility balance, achieving a net leverage ratio[1] of 1.0
●	Achieved return on invested capital[1] of 16.4%

Key Financial Metrics

Fourth Quarter 2024	GAAP			Adjusted[1]
(In thousands, except per-share amounts)	12/28/2024	12/30/2023		12/28/2024	12/30/2023
	Q4 2024	Q4 2023	vs. Q4 2023	Q4 2024	Q4 2023	vs. Q4 2023
Net Sales	$1,037,294	$1,015,526	2.1%	$1,037,294	$1,015,526	2.1%
Gross Profit	313,021	282,941	10.6%	313,021	282,941	10.6%
Gross Profit as a % of Net Sales	30.2%	27.9%		30.2%	27.9%
Operating Income	119,988	63,548	88.8%	119,988	100,204	19.7%
Operating Income as a % of Net Sales	11.6%	6.3%		11.6%	9.9%
Net Earnings Attributable to VMI[2]	77,653	28,587	171.6%	77,653	66,034	17.6%
Diluted Earnings per Share	3.84	1.38	178.3%	3.84	3.18	20.8%
Weighted Average Shares Outstanding	20,197	20,764		20,197	20,764

Full Year 2024	GAAP			Adjusted[1]
(In thousands, except per-share amounts)	12/28/2024	12/30/2023		12/28/2024	12/30/2023
	FY 2024	FY 2023	vs. FY 2023	FY 2024	FY 2023	vs. FY 2023
Net Sales	$4,075,034	$4,174,598	(2.4)%	$4,075,034	$4,174,598	(2.4)%
Gross Profit	1,241,212	1,236,034	0.4%	1,241,212	1,236,034	0.4%
Gross Profit as a % of Net Sales	30.5%	29.6%		30.5%	29.6%
Operating Income	524,584	291,557	79.9%	524,584	473,237	10.9%
Operating Income as a % of Net Sales	12.9%	7.0%		12.9%	11.3%
Net Earnings Attributable to VMI[2,3]	348,259	143,475	142.7%	348,259	316,926	9.9%
Diluted Earnings per Share[3]	17.19	6.78	153.5%	17.19	14.98	14.8%
Weighted Average Shares Outstanding	20,261	21,159		20,261	21,159

2Net earnings attributable to Valmont Industries, Inc. including change in redemption value of redeemable noncontrolling interests

3Q2 2024 included a tax benefit of approximately $3.0 million or $0.15 per share due to the reduction of a valuation allowance on a tax loss carryforward in a foreign subsidiary

Fourth Quarter 2024 Segment Review (all metrics compared to Fourth Quarter 2023 unless otherwise noted)

Infrastructure (73.3% of Net Sales)

Products and solutions to serve the infrastructure markets of utility, solar, lighting and transportation, and telecommunications, along with coatings services to protect metal products

Sales increased 2.1% to $763.6 million, compared to $748.3 million.

Utility sales grew 5.9%, driven by pricing excellence and a favorable product mix, with higher volumes of distribution and substation products, which more than offset steel index deflation. Telecommunications sales

1Please see Reg G reconciliation to GAAP measures at end of document increased significantly, benefiting from a higher level of carrier spending in a stabilizing North American market. Solar sales declined significantly, primarily in North America, following the Company’s strategic decision earlier in 2024 to exit certain low-margin projects.

Operating income increased to $122.0 million or 16.0% of net sales, compared to $82.6 million or 11.1% of net sales ($98.7 million or 13.2% adjusted1 in 2023). This growth was driven by pricing excellence, a reduction in the cost of goods sold and higher volumes.

Agriculture (26.7% of Net Sales)

Center pivot and linear irrigation equipment components for agricultural markets, including aftermarket parts and tubular products, and advanced technology solutions for precision agriculture

Sales increased 2.3% to $278.0 million, compared to $271.6 million, despite a 2.3% unfavorable impact from foreign currency translation.

In North America, irrigation equipment volumes were slightly lower. Increased replacement sales, driven by severe weather events earlier in 2024, were offset by continued agriculture market softness due to lower grain prices. Internationally, sales were higher year-over-year, led by strong growth in the Europe, Middle East, and Africa (“EMEA”) region, and slightly higher sales in Brazil amid a stabilizing market environment.

Operating income increased to $28.5 million or 10.3% of net sales, compared to $13.9 million or 5.2% of net sales ($27.8 million or 10.3% adjusted1 in 2023), reflecting reduced SG&A expenses.

Providing 2025 Full-Year Financial Outlook and Key Assumptions

The Company is introducing its full-year 2025 financial outlook, including projected net sales and diluted earnings per share, and key assumptions for the year.

Metric	2025 Outlook
Net Sales	$4.0 to $4.2 billion ~(2%) to ~+3% ~(0.5%) to ~+4.5% Constant Currency[1]
Infrastructure Net Sales	$3.02 to $3.16 billion Growth of ~+1% to ~+5.5% ~+2% to ~+6.5% Constant Currency[1]
Agriculture Net Sales	$0.98 to $1.04 billion Decline of ~(9.5%) to ~(3.5%) ~(7%) to ~(1%) Constant Currency[1]
Diluted Earnings per Share	$17.20 to $18.80
Capital Expenditures	$140 to $160 million
Effective Tax Rate	~26.0%

Key Assumptions

●	Steel cost assumptions are aligned with futures markets as of February 14, 2025.
●	Based on the Company’s understanding of the recently announced China tariffs, and the steel and aluminum import tariffs introduced on February 10, 2025, these direct impacts have been factored into the 2025 outlook.
●	The potential timing and impact of additional U.S. import tariffs, including a proposed 25% tariff on all imports from Mexico and Canada, as well as retaliatory actions by other countries, remains unclear and are not included in the 2025 outlook.

1Please see Reg G reconciliation to GAAP measures at end of document

A live audio discussion with Avner M. Applbaum, President and Chief Executive Officer, and Thomas Liguori, Executive Vice President and Chief Financial Officer, will take place on Tuesday, February 18, 2025 at 8:00 a.m. CT. The discussion can be accessed by telephone at +1 877.407.6184 or +1 201.389.0877 (no Conference ID needed) or via webcast at the following link: Valmont Industries 4Q and Full Year 2024 Earnings Conference Call. A slide presentation will be available for download on the Investors page of valmont.com during the webcast. A replay of the event will be accessible three hours after the call at the above link or by telephone at +1 877.660.6853 or +1 201.612.7415 using access code 13750342. The replay will be available until 10:59 p.m. CT on February 25, 2025.

About Valmont Industries, Inc.

For nearly 80 years, Valmont has been a global leader that provides products and solutions to support vital infrastructure and advance agricultural productivity. We are committed to customer-focused innovation that delivers lasting value. Learn more about how we’re Conserving Resources. Improving Life.® at valmont.com.

Concerning Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on assumptions made by management, considering its experience in the industries where Valmont operates, perceptions of historical trends, current conditions, expected future developments, and other relevant factors. It is important to note that these statements are not guarantees of future performance or results. They involve risks, uncertainties (some of which are beyond Valmont’s control), and assumptions. While management believes these forward-looking statements are based on reasonable assumptions, numerous factors could cause actual results to differ materially from those anticipated. These factors include, among other things, risks described in Valmont’s reports to the Securities and Exchange Commission (“SEC”), the Company’s actual cash flows and net income, future economic and market circumstances, industry conditions, company performance and financial results, operational efficiencies, availability and price of raw materials, availability and market acceptance of new products, product pricing, domestic and international competitive environments, geopolitical risks, and actions and policy changes by domestic and foreign governments. The Company cautions that any forward-looking statements in this release are made as of its publication date and does not undertake to update these statements, except as required by law.

Website and Social Media Disclosure

The Company uses its website and social media channels, as identified on its website, to distribute company information. Posts on these channels may contain material information. Therefore, investors should monitor these channels alongside the Company’s press releases, SEC filings, and public conference calls and webcasts. The contents of the Company’s website and social media channels are not considered part of this press release.

1Please see Reg G reconciliation to GAAP measures at end of document

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

(Dollars and shares in thousands, except per-share amounts)

(Unaudited)

	Thirteen weeks ended		Fifty-two weeks ended
	December 28,	December 30,	December 28,	December 30,
	2024	2023	2024	2023
Net sales	$1,037,294	$1,015,526	$4,075,034	$4,174,598
Cost of sales	724,273	732,585	2,833,822	2,938,564
Gross profit	313,021	282,941	1,241,212	1,236,034
Selling, general, and administrative expenses	193,033	188,363	716,628	768,423
Impairment of goodwill and other intangible assets	—	—	—	140,844
Realignment charges	—	31,030	—	35,210
Operating income	119,988	63,548	524,584	291,557
Other income (expenses):
Interest expense	(12,342)	(15,314)	(58,722)	(56,808)
Interest income	1,825	1,651	7,183	6,230
Gain on deferred compensation investments	518	1,773	3,634	3,564
Gain (loss) on divestitures	(4,474)	—	(4,474)	2,994
Other	138	(6,492)	(3,524)	(11,085)
Total other income (expenses)	(14,335)	(18,382)	(55,903)	(55,105)
Earnings before income taxes and equity in loss of nonconsolidated subsidiaries	105,653	45,166	468,681	236,452
Income tax expense	27,199	10,882	117,978	90,121
Equity in loss of nonconsolidated subsidiaries	(19)	(200)	(79)	(1,419)
Net earnings	78,435	34,084	350,624	144,912
Loss (earnings) attributable to redeemable noncontrolling interests	(782)	1,877	(2,365)	5,937
Net earnings attributable to Valmont Industries, Inc.	77,653	35,961	348,259	150,849
Change in redemption value of redeemable noncontrolling interests	—	(7,374)	—	(7,374)
Net earnings attributable to Valmont Industries, Inc. including change in redemption value of redeemable noncontrolling interests	$77,653	$28,587	$348,259	$143,475

Weighted average shares outstanding - Basic	20,031	20,577	20,122	20,956
Earnings per share - Basic	$3.88	$1.39	$17.31	$6.85

Weighted average shares outstanding - Diluted	20,197	20,764	20,261	21,159
Earnings per share - Diluted	$3.84	$1.38	$17.19	$6.78

Cash dividends per share	$0.60	$0.60	$2.40	$2.40

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

SUMMARY OPERATING RESULTS

(Dollars in thousands)

(Unaudited)

	Thirteen weeks ended		Fifty-two weeks ended
	December 28,	December 30,	December 28,	December 30,
	2024	2023	2024	2023
Infrastructure
Net sales	$760,848	$745,713	$2,998,381	$2,999,637
Gross profit	230,383	201,968	903,736	842,081
as a percentage of net sales	30.3%	27.1%	30.1%	28.1%
Selling, general, and administrative expenses	108,345	103,227	406,596	424,997
as a percentage of net sales	14.2%	13.8%	13.6%	14.2%
Impairment of goodwill and other intangible assets	—	—	—	3,571
Realignment charges	—	16,191	—	17,260
Operating income	122,038	82,550	497,140	396,253
as a percentage of net sales	16.0%	11.1%	16.6%	13.2%

Agriculture
Net sales	$276,446	$269,813	$1,076,653	$1,174,961
Gross profit	82,638	80,973	337,476	393,953
as a percentage of net sales	29.9%	30.0%	31.3%	33.5%
Selling, general, and administrative expenses	54,139	58,833	199,140	230,729
as a percentage of net sales	19.6%	21.8%	18.5%	19.6%
Impairment of goodwill and other intangible assets	—	—	—	137,273
Realignment charges	—	8,194	—	9,101
Operating income	28,499	13,946	138,336	16,850
as a percentage of net sales	10.3%	5.2%	12.8%	1.4%

Corporate
Selling, general, and administrative expenses	$30,549	$26,303	$110,892	$112,697
Realignment charges	—	6,645	—	8,849
Operating loss	(30,549)	(32,948)	(110,892)	(121,546)

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

SUMMARY OPERATING RESULTS

(Dollars in thousands)

(Unaudited)

In the fourth quarter of fiscal 2024, the Company renamed its Transmission, Distribution, and Substation product line to the Utility product line.

In fiscal 2024, the Company realigned management's reporting structure for certain composite structure sales and, accordingly, revised its presentation of sales across product lines to reflect how the product is currently managed. The reporting for the thirteen and fifty-two weeks ended December 30, 2023 was adjusted to conform to the fiscal 2024 presentation. As a result, Utility product line sales increased and Lighting and Transportation product line sales decreased by $14,598 and $47,902 for the thirteen and fifty-two weeks ended December 30, 2023, respectively.

	Thirteen weeks ended December 28, 2024
	Infrastructure	Agriculture	Intersegment	Consolidated
Geographical Market:
North America	$597,830	$129,319	$(4,209)	$722,940
International	165,811	148,665	(122)	314,354
Total sales	$763,641	$277,984	$(4,331)	$1,037,294

Product Line:
Utility	$350,710	$—	$—	$350,710
Lighting and Transportation	216,130	—	—	216,130
Coatings	87,029	—	(2,671)	84,358
Telecommunications	74,121	—	—	74,121
Solar	35,651	—	(122)	35,529
Irrigation Equipment and Parts	—	255,042	(1,538)	253,504
Technology Products and Services	—	22,942	—	22,942
Total sales	$763,641	$277,984	$(4,331)	$1,037,294

	Thirteen weeks ended December 30, 2023
	Infrastructure	Agriculture	Intersegment	Consolidated
Geographical Market:
North America	$575,166	$136,378	$(4,240)	$707,304
International	173,124	135,266	(168)	308,222
Total sales	$748,290	$271,644	$(4,408)	$1,015,526

Product Line:
Utility	$331,272	$—	$—	$331,272
Lighting and Transportation	221,612	—	—	221,612
Coatings	84,129	—	(2,409)	81,720
Telecommunications	56,660	—	—	56,660
Solar	54,617	—	(168)	54,449
Irrigation Equipment and Parts	—	244,148	(1,831)	242,317
Technology Products and Services	—	27,496	—	27,496
Total sales	$748,290	$271,644	$(4,408)	$1,015,526

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

SUMMARY OPERATING RESULTS

(Dollars in thousands)

(Unaudited)

	Fifty-two weeks ended December 28, 2024
	Infrastructure	Agriculture	Intersegment	Consolidated
Geographical Market:
North America	$2,348,250	$570,517	$(17,045)	$2,901,722
International	660,326	513,191	(205)	1,173,312
Total sales	$3,008,576	$1,083,708	$(17,250)	$4,075,034

Product Line:
Utility	$1,368,333	$—	$—	$1,368,333
Lighting and Transportation	884,128	—	—	884,128
Coatings	353,739	—	(9,992)	343,747
Telecommunications	250,770	—	—	250,770
Solar	151,606	—	(203)	151,403
Irrigation Equipment and Parts	—	985,840	(7,055)	978,785
Technology Products and Services	—	97,868	—	97,868
Total sales	$3,008,576	$1,083,708	$(17,250)	$4,075,034

	Fifty-two weeks ended December 30, 2023
	Infrastructure	Agriculture	Intersegment	Consolidated
Geographical Market:
North America	$2,318,801	$587,056	$(16,282)	$2,889,575
International	691,266	595,167	(1,410)	1,285,023
Total sales	$3,010,067	$1,182,223	$(17,692)	$4,174,598

Product Line:
Utility	$1,291,670	$—	$—	$1,291,670
Lighting and Transportation	916,170	—	—	916,170
Coatings	354,330	—	(9,020)	345,310
Telecommunications	252,165	—	—	252,165
Solar	195,732	—	(1,410)	194,322
Irrigation Equipment and Parts	—	1,069,425	(7,262)	1,062,163
Technology Products and Services	—	112,798	—	112,798
Total sales	$3,010,067	$1,182,223	$(17,692)	$4,174,598

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

(Unaudited)

	December 28,	December 30,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$164,315	$203,041
Receivables, net	654,360	657,960
Inventories	590,263	658,428
Contract assets	187,257	175,721
Prepaid expenses and other current assets	87,197	92,479
Total current assets	1,683,392	1,787,629
Property, plant, and equipment, net	588,972	617,394
Goodwill and other non-current assets	1,057,608	1,072,425
Total assets	$3,329,972	$3,477,448

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS, AND SHAREHOLDERS' EQUITY
Current liabilities:
Current installments of long-term debt	$692	$719
Notes payable to banks	1,669	3,205
Accounts payable	372,197	358,311
Accrued expenses	275,407	277,764
Contract liabilities	126,932	70,978
Income taxes payable	22,509	—
Dividends payable	12,019	12,125
Total current liabilities	811,425	723,102
Long-term debt, excluding current installments	729,941	1,107,885
Operating lease liabilities	134,534	162,743
Other non-current liabilities	60,459	66,646
Total liabilities	1,736,359	2,060,376
Redeemable noncontrolling interests	51,519	62,792
Shareholders' equity	1,542,094	1,354,280
Total liabilities, redeemable noncontrolling interests, and shareholders' equity	$3,329,972	$3,477,448

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

(Unaudited)

	Fifty-two weeks ended
	December 28,	December 30,
	2024	2023
Cash flows from operating activities:
Net earnings	$350,624	$144,912
Depreciation and amortization	95,395	98,708
Contribution to defined benefit pension plan	(19,599)	(17,345)
Impairment of goodwill and other intangible assets	—	140,844
Loss (gain) on divestitures	4,474	(2,994)
Change in working capital	120,453	(66,342)
Other	21,331	8,992
Net cash flows from operating activities	572,678	306,775
Cash flows from investing activities:
Purchases of property, plant, and equipment	(79,451)	(96,771)
Proceeds from divestiture, net of cash divested	3,830	6,369
Proceeds from property damage insurance claims	—	7,468
Acquisitions, net of cash acquired	—	(32,676)
Other	(3,257)	329
Net cash flows from investing activities	(78,878)	(115,281)
Cash flows from financing activities:
Net repayments on short-term borrowings	(1,485)	(3,298)
Proceeds from long-term borrowings	30,009	370,012
Principal repayments on long-term borrowings	(408,080)	(134,748)
Dividends paid	(48,358)	(49,515)
Purchases of redeemable noncontrolling interests	(17,745)	—
Repurchases of common stock	(70,069)	(345,279)
Other	(6,832)	(13,577)
Net cash flows from financing activities	(522,560)	(176,405)
Effect of exchange rates on cash and cash equivalents	(9,966)	2,546
Net change in cash and cash equivalents	(38,726)	17,635
Cash and cash equivalents—beginning of period	203,041	185,406
Cash and cash equivalents—end of period	$164,315	$203,041

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

FISCAL 2025 FULL-YEAR FINANCIAL OUTLOOK BRIDGE

(Dollars in millions, except per-share amounts)

(Unaudited)

The tables below outline the bridge from fiscal 2024 net sales and diluted earnings per share to the forecasted figures for fiscal 2025.

Net sales - fiscal 2024	$4,075
Infrastructure volume	200
Net pricing (steel deflation)	(40)
Agriculture storm volume	(50)
Strategic deselection	(25)
FX translation	(60)
Net sales outlook midpoint - fiscal 2025	$4,100

Diluted earnings per share - fiscal 2024	$17.19
Operating profit	0.50
Interest expense	0.35
Share count	0.16
Tariff	(0.20)
Diluted earnings per share outlook midpoint - fiscal 2025	$18.00

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

USE OF NON-GAAP FINANCIAL MEASURES

Management utilizes non-GAAP financial measures to assess the Company’s historical and prospective financial performance, evaluate operational profitability on a consistent basis, factor into executive compensation decisions, and enhance transparency for the investment community. These non-GAAP measures are intended to supplement, not replace, the Company’s reported financial results prepared in accordance with GAAP. It is important to note that other companies may calculate these measures differently, which can limit their usefulness for comparison across organizations.

The following non-GAAP measures may be included in financial releases and other financial communications:

●	Adjusted Operating Income, Adjusted Operating Margin, Adjusted Net Earnings, and Adjusted Diluted EPS: These metrics provide meaningful supplemental insights into the Company’s operating performance by excluding items that are not considered part of core operating results. This approach enhances comparability across reporting periods. Adjustments may include costs or benefits associated with acquisitions, expenses related to realignment or restructuring programs, goodwill or intangible asset impairment, significant expenses or benefits from changes in tax laws or rates, cumulative effects of changes in accounting standards, refinancing-related expenses, loss or gain from a partial or full settlement of the U.K defined benefit pension plan obligation, losses from natural disasters, and other non-recurring items.
●	Adjusted EBITDA: This metric is a key component of a financial ratio included in the covenants of our major debt agreements. It is calculated as net earnings before interest, taxes, depreciation, amortization, stock-based compensation, and other adjustments as outlined in the applicable debt agreements. This metric offers investors and analysts valuable insights into the Company’s core operating performance. Adjusted EBITDA margin is also used to evaluate profitability.
●	Leverage Ratio: This ratio is calculated by taking the sum of interest-bearing debt, minus unrestricted cash in excess of $50.0 million (but not exceeding $500.0 million), and dividing it by Adjusted EBITDA. This is a key financial ratio included in the covenants of our major debt agreements and is calculated on a rolling four-fiscal-quarter basis.
●	Free Cash Flow: Calculated as net cash provided by operating activities minus capital expenditures, free cash flow serves as an indicator of the Company’s financial strength. However, this measure does not fully reflect the Company’s ability to deploy cash freely, as it obligations such as debt repayments and other fixed commitments.
●	Backlog: This operating measure is used to evaluate future potential sales revenue. An order is included in the backlog upon receipt of a customer purchase order or the execution of a sales order contract. Backlog is particularly relevant to the Infrastructure segment due to the longer-term nature of its projects. However, backlog is not a term defined under U.S. GAAP and does not measure contract profitability. It should not be viewed as the sole indicator of future revenue, as many projects with short lead times book-and-bill within the same reporting period and are not included in the backlog.
●	Constant Currency: Defined as financial results adjusted for foreign currency translation impacts by translating current period and prior period activity using the same currency conversion rate. This approach is used for countries whose functional currency is not the U.S. dollar.
●	ROIC: Return on invested capital (“ROIC”) and adjusted ROIC are key operating ratios that enable investors to assess our operating performance relative to the investment needed to generate operating profit. ROIC is calculated as after-tax operating income divided by the average of beginning and ending invested capital. Adjusted ROIC is calculated as after-tax adjusted operating income divided by the average of beginning and ending invested capital. Invested capital represents total assets minus total liabilities (excluding interest-bearing debt and redeemable noncontrolling interests).

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

SUMMARY OF EFFECT OF SIGNIFICANT NON-RECURRING ITEMS ON 2023 REPORTED RESULTS

REGULATION G RECONCILIATION

(Dollars and shares in thousands, except per-share amounts)

(Unaudited)

The non-GAAP table below discloses the impacts on net earnings for fiscal 2023 from several items, including the impairment of goodwill and other intangible assets, realignment charges, and non-recurring charges associated with major scope changes for two strategic projects initiated by departed senior leadership. It also includes the effects of the loss from Argentine peso hyperinflation and non-recurring tax benefit items. Amounts may be impacted by rounding. The Company believes that presenting non-GAAP adjusted net earnings, alongside the corresponding reported GAAP measures, provides useful insights for both management and investors when evaluating performance.

	Thirteen		Fifty-two
	weeks ended	Diluted	weeks ended	Diluted
	December 30,	earnings per	December 30,	earnings per
	2023	share[1]	2023	share[1]
Net earnings attributable to Valmont Industries, Inc.
including change in redemption value of redeemable
noncontrolling interests - as reported	$28,587	$1.38	$143,475	$6.78
Less: Change in redemption value of redeemable
noncontrolling interests	7,374	0.36	7,374	0.35
Net earnings attributable to Valmont Industries, Inc.	35,961	1.73	150,849	7.13
Impairment of goodwill and other intangible assets	—	—	140,844	6.66
Realignment charges	31,030	1.49	35,210	1.66
Other non-recurring charges	5,626	0.27	5,626	0.27
Total adjustments, pre-tax	36,656	1.77	181,680	8.59
Tax effect of adjustments[2]	(9,118)	(0.44)	(14,550)	(0.69)
Loss from Argentine peso hyperinflation, net of tax,
attributable to Valmont Industries, Inc.	2,535	0.12	2,535	0.12
Non-recurring tax benefit items	—	—	(3,588)	(0.17)
Net earnings attributable to Valmont Industries, Inc. -
adjusted	$66,034	$3.18	$316,926	$14.98
Average shares outstanding - diluted		20,764		21,159

The Company previously adjusted non-GAAP financial measures to exclude Prospera intangible asset amortization and stock-based compensation for Prospera employees, providing investors with a clearer view of the Agriculture segment’s performance related to traditional products. Following the annual impairment testing of intangible asset values as of September 2, 2023, the Company significantly reduced the value of Prospera intangible assets. Additionally, realignment activities approved by the Board of Directors in the third quarter of fiscal 2023 impacted future stock compensation for Prospera employees. As a result, the Company no longer considers these historical adjustments related to Prospera to be relevant for understanding the Agriculture segment’s performance in the fourth quarter of fiscal 2023, the second half of fiscal 2023, or in future periods. Since these adjustments were included in net earnings for the first half of fiscal 2023, the Company has removed their impact when presenting the “further adjusted” net earnings for fiscal 2023 below.

	Thirteen		Fifty-two
	weeks ended	Diluted	weeks ended	Diluted
	December 30,	earnings per	December 30,	earnings per
	2023	share[1]	2023	share[1]
Net earnings attributable to Valmont Industries, Inc. -
adjusted	$66,034	$3.18	$316,926	$14.98
Prospera intangible asset amortization	—	—	3,290	0.16
Prospera stock-based compensation	—	—	4,278	0.20
Tax effect of adjustments[2]	—	—	(1,092)	(0.05)
Net earnings attributable to Valmont Industries, Inc. -
further adjusted	$66,034	$3.18	$323,402	$15.28
Average shares outstanding - diluted		20,764		21,159

1Diluted earnings per share includes rounding.

2The tax effect of adjustments is calculated based on the income tax rate in each applicable jurisdiction.

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

SUMMARY OF EFFECT OF SIGNIFICANT NON-RECURRING ITEMS ON 2023 REPORTED RESULTS

REGULATION G RECONCILIATION

(Dollars in thousands)

(Unaudited)

The non-GAAP tables below disclose the impacts on operating income (loss) for fiscal 2023 from several items, including the impairment of goodwill and other intangible assets, realignment charges, and other non-recurring charges associated with major scope changes for two strategic projects initiated by departed senior leadership. Amounts may be impacted by rounding. The Company believes that presenting non-GAAP adjusted operating income (loss), alongside the corresponding reported GAAP measures, provides useful insights for both management and investors when evaluating performance.

	Thirteen weeks ended December 30, 2023
Operating Income (Loss) Reconciliation	Infrastructure	Agriculture	Corporate	Consolidated
Operating income (loss) - as reported	$82,550	$13,946	$(32,948)	$63,548
Realignment charges	16,191	8,194	6,645	31,030
Other non-recurring charges	—	5,626	—	5,626
Adjusted operating income (loss)	$98,741	$27,766	$(26,303)	$100,204
Net sales - as reported	745,713	269,813	—	1,015,526

Operating income (loss) as a % of net sales	11.1%	5.2%	NM	6.3%
Adj. operating inc. (loss) as a % of net sales	13.2%	10.3%	NM	9.9%

	Fifty-two weeks ended December 30, 2023
Operating Income (Loss) Reconciliation	Infrastructure	Agriculture	Corporate	Consolidated
Operating income (loss) - as reported	$396,253	$16,850	$(121,546)	$291,557
Impairment of goodwill and other intangible assets	3,571	137,273	—	140,844
Realignment charges	17,260	9,101	8,849	35,210
Other non-recurring charges	—	5,626	—	5,626
Adjusted operating income (loss)	$417,084	$168,850	$(112,697)	$473,237
Net sales - as reported	2,999,637	1,174,961	—	4,174,598

Operating income (loss) as a % of net sales	13.2%	1.4%	NM	7.0%
Adj. operating inc. (loss) as a % of net sales	13.9%	14.4%	NM	11.3%

The Company previously adjusted non-GAAP financial measures to exclude Prospera intangible asset amortization and stock-based compensation for Prospera employees, providing investors with a clearer view of the Agriculture segment’s performance related to traditional products. Following the annual impairment testing of intangible asset values as of September 2, 2023, the Company significantly reduced the value of Prospera intangible assets. Additionally, realignment activities approved by the Board of Directors in the third quarter of fiscal 2023 impacted future stock compensation for Prospera employees. As a result, the Company no longer considers these historical adjustments related to Prospera to be relevant for understanding the Agriculture segment’s performance in the fourth quarter of fiscal 2023, the second half of fiscal 2023, or in future periods. Since these adjustments were included in operating income (loss) for the first half of fiscal 2023, the Company has removed their impact when presenting “further adjusted” operating income (loss) for fiscal 2023 below.

	Fifty-two weeks ended December 30, 2023
Operating Income (Loss) Reconciliation	Infrastructure	Agriculture	Corporate	Consolidated
Adjusted operating income (loss)	$417,084	$168,850	$(112,697)	$473,237
Prospera intangible asset amortization	—	3,290	—	3,290
Prospera stock-based compensation	—	4,278	—	4,278
Further adjusted operating income (loss)	$417,084	$176,418	$(112,697)	$480,805
Net sales - as reported	2,999,637	1,174,961	—	4,174,598

Adj. operating inc. (loss) as a % of net sales	13.9%	14.4%	NM	11.3%
Further adj. oper. inc. (loss) as a % of net sales	13.9%	15.0%	NM	11.5%

NM = not meaningful

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

REGULATION G RECONCILIATION OF ADJUSTED EBITDA

(Dollars in thousands)

(Unaudited)

	Thirteen weeks ended	Fifty-two weeks ended
	December 28,	December 28,
	2024	2024
Net cash flows from operating activities	$193,414	$572,678
Interest expense	12,342	58,722
Income tax expense	27,199	117,978
Deferred income taxes	8,696	24,655
Redeemable noncontrolling interests	(782)	(2,365)
Net periodic pension cost	(158)	(640)
Contribution to defined benefit pension plan	60	19,599
Changes in assets and liabilities	(78,881)	(128,232)
Other	(11,638)	(12,172)
Proforma divestitures adjustment	59	(2,346)
Adjusted EBITDA	$150,311	$647,877

Net earnings attributable to Valmont Industries, Inc.	$77,653	$348,259
Interest expense	12,342	58,722
Income tax expense	27,199	117,978
Depreciation and amortization	24,854	95,395
Stock-based compensation	8,204	29,869
Proforma divestitures adjustment	59	(2,346)
Adjusted EBITDA	$150,311	$647,877

Net sales	$1,037,294	$4,075,034
Adjusted EBITDA	$150,311	$647,877
Adjusted EBITDA margin	14.5%	15.9%

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

REGULATION G RECONCILIATION OF LEVERAGE RATIO

(Dollars in thousands)

(Unaudited)

December 28,
2024
Interest-bearing debt, excluding origination fees and discounts of $25,613	$757,915
Less: Cash and cash equivalents in excess of $50,000	114,315
Net indebtedness	$643,600
Adjusted EBITDA	647,877
Leverage ratio	0.99

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

REGULATION G RECONCILIATION OF FREE CASH FLOW

(Dollars in thousands)

(Unaudited)

	Fifty-two weeks ended
	December 28,	December 30,
	2024	2023
Net cash flows from operating activities	$572,678	$306,775
Net cash flows from investing activities	(78,878)	(115,281)
Net cash flows from financing activities	(522,560)	(176,405)

Net cash flows from operating activities	$572,678	$306,775
Purchases of property, plant, and equipment	(79,451)	(96,771)
Free cash flow	$493,227	$210,004

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

BACKLOG

(Dollars in millions)

(Unaudited)

	December 28,	December 30,
	2024	2023
Infrastructure	$1,273.3	$1,299.6
Agriculture	163.4	165.9
Total backlog	$1,436.7	$1,465.5

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

REGULATION G RECONCILIATION OF CONSTANT CURRENCY

(Dollars in thousands)

(Unaudited)

	Fiscal 2025 Net Sales Outlook
	Low End			High End
	Infrastructure	Agriculture	Consolidated	Infrastructure	Agriculture	Consolidated
Net sales	$3,025,000	$975,000	$4,000,000	$3,160,000	$1,040,000	$4,200,000
Impact of foreign exchange	35,000	25,000	60,000	35,000	25,000	60,000
Net sales - constant currency	$3,060,000	$1,000,000	$4,060,000	$3,195,000	$1,065,000	$4,260,000

Net sales - year-over-year change	0.9%	(9.4)%	(1.8)%	5.4%	(3.4)%	3.1%
Impact of foreign exchange	1.2%	2.3%	1.5%	1.2%	2.3%	1.5%
Net sales - constant currency	2.1%	(7.1)%	(0.4)%	6.6%	(1.1)%	4.5%

The foreign exchange impact assumes the following currency exchange rates for the most significant translation effects: BRL/USD: 5.90, AUD/USD: 1.58, and EUR/USD: 0.96

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

REGULATION G RECONCILIATION OF RETURN ON INVESTED CAPITAL

(Dollars in thousands)

(Unaudited)

Fifty-two
weeks ended
December 28,
2024
Operating income	$524,584
Effective tax rate	25.2%
Tax effect on operating income	(132,050)
After-tax operating income	$392,534
Average invested capital	$2,396,436
Return on invested capital	16.4%

Total assets	$3,329,972
Less: Defined benefit pension asset	(46,520)
Less: Accounts payable	(372,197)
Less: Accrued expenses	(275,407)
Less: Contract liabilities	(126,932)
Less: Income taxes payable	(22,509)
Less: Dividends payable	(12,019)
Less: Deferred income taxes	(6,344)
Less: Operating lease liabilities	(134,534)
Less: Deferred compensation	(33,302)
Less: Other non-current liabilities	(20,813)
Total invested capital	$2,279,395
Beginning invested capital	2,513,477
Average invested capital	$2,396,436